As filed with the Securities and Exchange Commission on May 17, 2001.

Registration No. 333-______________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Incorporated Under the Laws of Ohio	PROVIDENT FINANCIAL GROUP, INC. One East Fourth Street Cincinnati, Ohio 45202	I.R.S. Employer Identification No. 31-0982792

1997 STOCK OPTION PLAN

Mark E. Magee, Esq.
Provident Financial Group, Inc.
One East Fourth Street
Cincinnati, Ohio 45202
(513) 579-2861
(Agent for Service of Process)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered Common Stock, No par value	Amount To Be Registered(1) 3,000,000 Shares	Proposed Maximum Offering Price Per Share (2) $30.44	Proposed Maximum Aggregate Offering Price(2) $91,320,000	Amount of Registration Fee(3) $22,830

(1)	This Registration Statement is filed for up to an additional 3,000,000 shares issuable upon the exercise of options granted pursuant to the Provident Financial Group, Inc. 1997 Stock Option Plan.
(2)	Estimated solely for purposes of calculating the registration fee.
(3)	Calculated pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock on the Nasdaq Stock Market on May 14, 2001 at $30.44 per share.

      The contents of Registration No. 333-28393, as filed with the Commission on June 3, 1997, are incorporated herein by reference.

Item 8. Exhibits*

Exhibit 4 Exhibit 5 Exhibit 23.1 Exhibit 23.2 Exhibit 24

Provident Financial Group, Inc. 1997 Stock Option Plan, as amended

Opinion of Keating, Muething & Klekamp, P.L.L.

Consent of Ernst & Young, L.L.P.

Consent of Keating, Muething & Klekamp, P.L.L. (contained in Exhibit 5)

Power of Attorney (contained in the signature page)

        * All exhibits are filed herewith unless otherwise indicated.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on May 17, 2001.

PROVIDENT FINANCIAL GROUP, INC. By: /s/Robert L. Hoverson Robert L. Hoverson Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below marked with an asterisk hereby authorizes Robert L. Hoverson or Mark E. Magee or Christopher J. Carey as attorney-in-fact to sign on his behalf individually and in each capacity indicated below, any amendments, including post-effective amendments, to this Registration Statement.

                 Signature

*/s/Robert L. Hoverson
Robert L. Hoverson

*/s/Philip R. Myers
Philip R. Myers

*/s/Christopher J. Carey
Christopher J. Carey

*
Jack M. Cook

*/s/Thomas D. Grote, Jr.
Thomas D. Grote, Jr.

*/s/Joseph A. Pedoto
Joseph A. Pedoto

*/s/Sidney A. Peerless
Sidney A. Peerless

*/s/Joseph A. Steger
Joseph A. Steger

                  Capacity

Chief Executive Officer and Director
(Principal Executive Officer)

Executive Vice President
and Director

Executive Vice President and
Chief Financial Officer
(Principal Financial Officer
and Principal Accounting Officer)

Director

Director

Director

Director

Director

Date May 17, 2001 May 17, 2001 May 17, 2001 May 17, 2001 May 17, 2001 May 17, 2001 May 17, 2001 May 17, 2001